Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 11, 2021, with respect to the financial statements of Vacasa, Inc. incorporated herein by reference.

/s/ KPMG LLP

Boise, Idaho

December 16, 2021